UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

Commission File Number: 000-56142

Everything Blockchain, INC.
(Exact name of registrant as specified in charter)

DELAWARE	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number 321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain”, “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 14, 2021 (the “Effective Date”), the company committed to the acquisition of Mercury, Inc., and a three-year employment agreement with Chris Carter, founder and CEO of Mercury, Inc. Upon the completion of the Small Business Administration decision concerning the forgiveness of the Payroll Protection Plan filed by Mercury, Inc., in May 2021, the Company will acquire 100% of the outstanding stock of Mercury, Inc., an Idaho company for $1,415,000, which consisted of $65,000 in cash and 450,000 shares of common stock. As a condition to the acquisition, we entered into a three-year employment agreement with Chris Carter, Mercury, Inc., founder and CEO. Under terms of the employment agreement Chris Carter is to receive $60,000 per year base salary with bonus incentives that consist of cash bonuses based upon profitability of the business and stock incentives for each year of employment.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Purchase Agreement
10.2	Employment Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: June 14, 2021	By:	/s/ Eric Jaffe
Eric Jaffe,
Chief Executive Officer

3